UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 1, 2012

Northumberland Resources, Inc.

(Exact name of registrant as specified in its charter)

Nevada	333-165373	98-0628594
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

701 N. Green Valley Pkwy, #200-258, Henderson, NV	89074
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(702) 335-0356

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.02  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Effective April 1, 2012, Chris Knowles was elected as an additional director of the Company, bringing the total number of directors to three. Mr. Chris Knowles, age 53, has many years of experience in executive management, production, acquisition, operations, leasehold evaluation and development of drilling prospects in the oil & gas industry. From December 2008 to the present, Mr. Knowles has served as a senior partner with Redhawk Advisors, LLC based in Wichita, Kansas. Over that period he has assisted with the acquisition of over 95,000 acres in the premier Mississippi Lime Zones for his firm and clients. From January 2001 to November 2007, Mr. Knowles was a partner in Westside Energy Corporation of Dallas, Texas. Mr. Knowles was charged with managing a staff of field Landmen, developing drilling locations, and acquiring multiple lease properties (80,000 acres) in 12 counties. Westside Energy went public on the American Stock Exchange and has since been acquired. Mr. Knowles hold a degree in Petroleum Land Management from the University of Houston.

Mr. Knowles will receive a director’s fee of $1,000 per month and has been granted 10,000 shares of restricted common stock of the Company for agreeing to act as a director.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated April 2, 2012

Northumberland Resources, Inc.

By:	/s/ FortunatoVillamagna
FortunatoVillamagna, President